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                                                                   EXHIBIT 10.19


                         NON-RECOURSE PROMISSORY NOTE


$72,884,548                                                          May 6, 1996


          SHELLFISH ACQUISITION COMPANY, LLC ("Maker"), for value received and intending to be legally bound, hereby promises to pay to the order of CAMPBELL SOUP COMPANY ("Payee"), at Payee's office at Campbell Place, New Jersey or at such other office as Payee designates in writing to Maker, the principal sum of $72,884,548, together with all accrued but unpaid interest, as described below. Payments of principal and interest hereunder shall be in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          This Note was issued by Maker contemporaneously with the closing of the purchase and sale of certain assets of Payee under the Asset Purchase and Sale Agreement dated as of January 17, 1996 between Payee and Maker. Notwithstanding any promise of the Maker to pay any amounts hereunder or any other provision hereof, as the sole recourse for the payment of all amounts payable hereunder, Maker has caused to be delivered to Payee an irrevocable standby letter of credit (the "Letter of Credit") issued by Bank of Montreal (the "Bank"). Other than its right to draw under such Letter of Credit, Payee shall have no recourse against Maker for payment of any amounts under this Note, that is, Payee shall look solely to such Letter of Credit for the payment of all amounts owed under this Note, and no property or assets of the Maker nor any of the Maker's officers, directors, shareholders or principals shall be subject to levy, execution or other enforcement procedure for any payment required to be made under this Note or for the performance or observance of any obligations contained herein.

          This Note shall be due and payable on August 22, 1996.

          Maker promises to pay interest (calculated based on the actual number of days elapsed in a year of 360 days) on the unpaid principal amount of this Note at an annual rate of 5.3125%. Such interest shall be due and payable upon payment of the principal amount hereof.

          This Note may not be prepaid prior to maturity and is not subject to acceleration by the Payee.

          No amendment, modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective unless the same shall be in writing and signed by the Bank and the Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Maker hereby waives any requirements of presentment for payment, notice of dishonor, notice of protest and protests.
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          Payment of this Note shall not be subject to any counterclaim, setoff, recoupment or defense of any kind by or in the right of Maker, and Maker hereby expressly and irrevocably waives any right Maker may now or at any time in the future have to bring or assert any such counterclaim, setoff, recoupment or defense. It is the intention of Maker and the Payee in this regard that this Note represents an independent obligation payable solely from the Letter of Credit and that no actions, rights, or obligations of Maker, Payee or any other party may affect any amount payable under this Note without the consent of the Bank.

          This Note shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of said State, without giving effect to principles of conflicts of laws.

          The terms hereof shall inure to the benefit of Payee and its successors and assigns, including subsequent holders hereof.


                                       SHELLFISH ACQUISITION COMPANY, LLC



                                       By: /s/ James B. Ardrey
                                           -------------------------------


Attest:



/s/ Craigh Leonard
- -----------------------
      Secretary